Yield Optimization Notes with Contingent Protection
Enhanced Income Solutions for Equity Investors

UBS AG, Jersey Branch

June 27, 2007

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Product Supplement
Product Supplement Summary	PS-1
Hypothetical Payment Amounts on Your Notes	PS-9
Risk Factors	PS-10
Valuation of the Notes	PS-17
General Terms of the Notes	PS-18
Use of Proceeds and Hedging	PS-30
Supplemental U.S. Tax Considerations	PS-31
ERISA Considerations	PS-36
Supplemental Plan of Distribution	PS-37

Prospectus

Introduction	3
Cautionary Note Regarding Forward-Looking Information	5
Incorporation of Information About UBS AG	7
Where You Can Find More Information	8
Presentation of Financial Information	9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	10
Capitalization of UBS	10
UBS	11
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	36
Legal Ownership and Book-Entry Issuance	53
Considerations Relating to Indexed Securities	59
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under the Laws of Switzerland	76
ERISA Considerations	78
Plan of Distribution	79
Validity of the Securities	82
Experts	82

PROSPECTUS SUPPLEMENT (To Prospectus dated March 27, 2006)

Product Supplement
Yield Optimization Notes with Contingent Protection
Enhanced Income Solutions for Equity Investors

UBS AG from time to time may offer and sell yield optimization notes with contingent protection, which we refer to as the “Notes.” This product supplement describes some of the general terms that may apply to the Notes and the general manner in which they may be offered. The specific terms of any Notes that we offer, including the name of the underlying common stock of a specific underlying company (the “underlying stock”), and the specific manner in which such Notes may be offered, will be described in a free writing prospectus and/or a pricing supplement to this product supplement. If there is any inconsistency between the terms described in such free writing prospectus or pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the free writing prospectus or pricing supplement will be controlling. The general terms of the Notes are described in this product supplement and, unless otherwise specified in the free writing prospectus or pricing supplement, include the following:

Issuer (Booking Branch):	UBS AG (Jersey Branch)

Coupon:	We will pay you interest during the term of the Notes, quarterly in arrears, at the rate per annum set forth in the applicable pricing supplement.

Payment at Maturity:	At maturity, you will receive:

➢
An amount in cash equal to your principal amount, if the closing price of the applicable underlying stock never falls below a specified price (the “trigger price”) on any trading day during a specified period (the “observation period”);

or

➢
The share delivery amount (as defined below) for each Note you own, if the closing price of the applicable underlying stock falls below the trigger price on any trading day during the observation period. The “share delivery amount” shall mean one share of the applicable underlying stock, subject to adjustment in the case of certain corporate events as described in “General Terms of the Notes—Antidilution Adjustments.”

The Notes are not fully principal protected. If you receive shares of the underlying stock at maturity, the value of those shares may be worth less than your principal.

No Listing:	The Notes will not be listed or displayed on any securities exchange or any electronic communications network.

Calculation Agent:	UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Notes, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-10 of this product supplement for risks related to an investment in the Notes.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Notes are classified by UBS as an Optimization Solution for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Characterization” beginning on page PS-5.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank		UBS Financial Services Inc.

Prospectus Supplement dated June 27, 2007

ADDITIONAL INFORMATION ABOUT THE YIELD OPTIMIZATION NOTES
WITH CONTINGENT PROTECTION

You should read this product supplement together with the prospectus dated March 27, 2006, relating to our Medium Term Notes, Series A, of which the Notes are a part, and any free writing prospectus or pricing supplement that we may file with the SEC from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
•    Prospectus dated March 27, 2006:
http://www.sec.gov/Archives/edgar/data/1114446/000095012306003728/y17280ae424b2.htm

Our Central Index Key, or CIK, on the SEC website is 00011144446.

INDEX

Product Supplement
Product Supplement Summary	PS-1
Hypothetical Payment Amounts on Your Notes	PS-9
Risk Factors	PS-10
Valuation of the Notes	PS-17
General Terms of the Notes	PS-18
Use of Proceeds and Hedging	PS-30
Supplemental U.S. Tax Considerations	PS-31
ERISA Considerations	PS-36
Supplemental Plan of Distribution	PS-37

Prospectus
Introduction	3
Cautionary Note Regarding Forward-Looking Information	5
Incorporation of Information About UBS AG	7
Where You Can Find More Information	8
Presentation of Financial Information	9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	10
Capitalization of UBS	10
UBS	11
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	36
Legal Ownership and Book-Entry Issuance	53
Considerations Relating to Indexed Securities	59
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under the Laws of Switzerland	76
ERISA Considerations	78
Plan of Distribution	79
Validity of the Securities	82
Experts	82

Product Supplement Summary

This product supplement describes terms that will apply generally to the Notes. Prior to the date on which an offering of Notes is priced, or the “trade date”, UBS AG will prepare a separate free writing prospectus that will apply specifically to that offering and will include the identity of the underlying stock or stocks as well as any changes to the general terms specified below. On the trade date, UBS AG will prepare a pricing supplement that, in addition to the identity of the underlying stock or stocks and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any free writing prospectus and pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Notes”, we mean yield optimization notes with contingent protection. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated March 27, 2006, of UBS. References to the “applicable pricing supplement” mean the pricing supplement and any free writing prospectus that describe the specific terms of your Notes.

What Are the Yield Optimization Notes with Contingent Protection?

Yield Optimization Notes with Contingent Protection, or the “Notes”, are medium-term notes issued by UBS AG, the return on which is linked to the performance of the common stock of an issuer as specified in the relevant pricing supplement (the “underlying stock”) during a specified observation period. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the underlying stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as the “foreign stock.” The “observation period” will commence on the trade date and end on, and include, a date specified in the applicable pricing supplement (which will generally be a date approximately three to five business days before the maturity date of the Notes, subject to adjustment upon the occurrence of a market disruption event (as described herein), or the “final valuation date”).

Regardless of how the applicable underlying stock performs, for each offering of the Notes in which you invest, we will pay you interest during the term of the Notes, quarterly in arrears, at the rate per annum set forth for such offering of the Notes in the applicable pricing supplement.

At maturity, for the applicable offering of the Notes in which you invest, we will either pay you an amount in cash equal to the principal amount of your Notes or deliver to you the share delivery amount for each Note you own. The “share delivery amount” shall mean one share of the underlying stock, subject to adjustment in the case of certain corporate events as described in “General Terms of the Notes—Antidilution Adjustments.” The principal amount of each Note will be set forth in the applicable pricing supplement. Whether you receive cash or the share delivery amount at maturity will depend upon whether the closing price of the applicable underlying stock ever falls below a specified trigger price during the observation period. The closing price of the underlying stock will be observed each trading day during the observation period.

At maturity, for the applicable Notes in which you invest and that you own at maturity, you will receive:

➢
Cash—If the closing price of the applicable underlying stock has never fallen below the trigger price on any trading day during the observation period, we will pay you an amount in cash equal to the principal amount of your Notes. You will not participate in any appreciation of the underlying stock.

Or

➢	Shares of underlying stock—If the closing price of the applicable underlying stock has fallen below the trigger price on any trading day during the observation period, we will deliver to you the share delivery amount. If the market price of the underlying stock on the maturity date is less than the price of the underlying stock on the trade date (the “initial price”), the shares you receive will be worth less than the principal amount of your Notes. If the market price of the underlying stock on the maturity date is greater than the initial price, the shares you receive will be worth more than the principal amount of your Notes.

Coupon payments will be made regardless of the performance of the underlying stock.

The applicable pricing supplement will specify the underlying stock, the trade date and the final valuation date, as well as the respective terms of each offering of the Notes, including the coupon rate, the initial price and the trigger price.

We may issue separate offerings of the Notes that are identical in all respects, except that each offering is linked to the performance of a different underlying stock and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offering of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend upon the performance of the underlying stock to which such offering is linked and will not depend on the performance of any other offering of the Notes.

If you receive shares of the underlying stock at maturity, they may be worth less than your principal or may be worthless (i.e., a total loss of principal).

The Notes Are Part of a Series

The Notes are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms of Each Note Will Be Described in Applicable Pricing Supplements

The specific terms of your Notes will be described in the applicable pricing supplement accompanying this product supplement. The terms described there supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement, including any free writing prospectus, should be read in connection with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Notes as described in the applicable pricing supplement, an investment in the Notes may offer the following features:

➢
Enhanced Coupon Payment—For each offering of the Notes in which you invest, you will receive a coupon payment on the principal amount at a rate per annum set forth for such offering of the Notes in the applicable pricing supplement, regardless of the performance of the applicable underlying stock. Coupon payments are designed to compensate you for the risk relating to the Notes’ not being fully principal protected and that we may deliver to you a share delivery amount at maturity that is worth less than your principal, as described below.

➢
Contingent Principal Protection—The contingent protection feature protects your principal only if the closing price of the underlying stock never falls below the specified trigger price and you hold the Notes to maturity.

•
If the underlying stock never closes below the trigger price, at maturity we will pay you an amount in cash equal to your principal amount. In this case, you will not participate in any appreciation of the underlying stock at maturity.

•
If the closing price of the underlying stock falls below the trigger price and contingent protection is eliminated, at maturity we will deliver to you the share delivery amount instead of cash. If the market price on the maturity date is less than the initial price of the underlying stock, the shares of the stock you receive will be worth less than the principal amount of your Notes. If the market price on the maturity date is above the initial price of the underlying stock, the shares of stock you will receive at maturity will be worth more than the principal amount of your Notes.

What are some of the risks of the Notes?

An investment in any of the Notes involves significant risks. Some of the risks that apply generally to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢
Risk of Loss of Contingent Protection—Your principal will be protected only if the closing price of the applicable underlying stock never falls below the trigger price on any trading day during the observation period and the Notes are held to maturity. If the closing price of the applicable underlying stock falls below the trigger price on any trading day during the observation period, the contingent protection feature will be eliminated and you will be fully exposed at maturity to any decline in the market price of the applicable underlying stock. Greater expected volatility with respect to a Note’s underlying stock reflects a higher expectation as of the trade date that a stock could fall below its trigger price over the term of the Note. This greater expected risk will generally be reflected in a higher coupon payable on such Note. A stock’s volatility, however, can change significantly over the term of the Notes. The price of the underlying stock for your Note could fall sharply, which could result in a significant loss of principal.

➢
Single Stock Risk—The price of each underlying stock can rise or fall sharply due to factors specific to the underlying stock and issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.

➢
Owning the Notes Is Not Equivalent to Owning the Underlying Stock—The return on your Notes may not reflect the return you would realize if you actually owned the applicable underlying stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the applicable underlying stock over the term of your Notes. Furthermore, the applicable underlying stock may appreciate substantially during the observation period and you will not participate in such appreciation. You will only participate in the appreciation of the underlying stock to the extent that the market price of the applicable underlying stock on the maturity date is greater than the initial price and the closing price of the applicable underlying stock falls below the trigger price at least once during the observation period.

➢
No Listing—No offering of the Notes will be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Notes may not develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in each offering of the Notes, although they are not required to do so and, if they do, may stop at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

The Notes may be a suitable investment for you if:

Subject to the specific terms of your Notes, as specified in the applicable pricing supplement, the Notes may be a suitable investment for you if:

➢	You have a moderate to high risk tolerance.

➢	You are willing to receive shares of the applicable underlying stock at maturity that may be worth less than your principal.

➢
You believe the market price of the applicable underlying stock is not likely to appreciate by more than the value of the coupons paid on the Notes, and you are aware that UBS and its affiliates may have recently published research that may be inconsistent with an investment in the Notes.

➢	You believe the closing price of the applicable underlying stock is not likely to fall below the trigger price at any time during the observation period.

➢	You are willing to make an investment that will be exposed to the same downside price risk as an investment in the applicable underlying stock.

➢	You are willing to accept the risk of fluctuations in the market price of the applicable underlying stock.

➢	You are willing to invest in the applicable Notes based on the anticipated coupon range set forth in the applicable pricing supplement (the actual coupon rate will be determined on the trade date).

➢	You are willing to hold the Notes to maturity and are aware that there may be little or no secondary market for the Notes.

The Notes may not be a suitable investment for you if:

Subject to the specific terms of your Notes, as specified in the applicable pricing supplement, the Notes may not be a suitable investment for you if:

➢	You seek an investment that is 100% principal protected.

➢	You are not willing to receive shares of the applicable underlying stock at maturity.

➢	You believe the market price of the applicable underlying stock is likely to appreciate by more than the value of the coupons paid on the Notes.

➢	You believe the closing price of the applicable underlying stock is likely to fall below the trigger price during the observation period.

➢	You are not willing to accept the risks of owning equities in general and the applicable underlying stock in particular.

➢	You prefer lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

➢	You are unable or unwilling to hold the Notes to maturity.

➢	You seek an investment for which there will be an active secondary market.

Structured Product Categorization

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the Notes, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of Structured Products and the types of principal protection, if any, which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

➢
Protection Strategies are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.

➢
Optimization Strategies are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

➢
Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

“Partial protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. “Contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset does decline below the specified threshold, all principal protection is lost and the investor will have full downside exposure to the price or level of the underlying asset. In order to benefit from any type of principal protection, investors must hold the security to maturity.

Classification of structured products into categories is for informational purposes only and is not intended to guarantee particular results or performance.

What are the tax consequences of the Notes?

As the law applicable to the U.S. federal income taxation of instruments such as the Notes is unclear, the discussion below necessarily represents only a general summary. You should review carefully the section in this product supplement entitled “Supplemental U.S. Tax Considerations.” Unless otherwise specified in the relevant pricing supplement, although there are other possible tax treatments for the Notes, we and, by purchasing the Notes, you will agree to treat the Notes for all U.S. federal income tax purposes as an option written by you to us to enter into a forward contract to acquire the applicable underlying stock, secured by a debt instrument with a principal amount equal to the principal amount of your Notes.

Under this treatment, the coupon payments on the Notes will be treated in part as payments of interest on the debt instrument and in part as payments on the option. Interest attributable to the debt instrument will generally be ordinary interest income. The payments on the option will not be included in income until the sale, exchange or retirement (including at maturity) of your Notes. At maturity, if you receive a cash payment equal to your principal amount (plus the final coupon), the aggregate amount of payments on the option will be treated as short-term capital gain. If you receive the applicable underlying stock, your basis in the stock will be reduced by the aggregate amount of such payments.

If, however, the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the Notes, the timing and/or character of income on the Notes might differ materially. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or the courts will agree with the tax treatment described in this product supplement.

You are urged to consult your tax advisor concerning the U.S. federal income tax consequences of owning and disposing of the Notes, as well as any consequences under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples — Note Returns at Maturity

The following examples illustrate the payment at maturity on a hypothetical offering of the Notes assuming the following*:

Term:	1 year
Coupon per annum:	10% (or $1.25 per quarter)
Initial price of the underlying stock:	$50.00 per share
Trigger price:	$37.50 (75% of initial price)
Principal amount:	$50 per Note (set equal to the initial price)
Annualized dividend yield on the underlying stock:	1%

*The actual coupon and terms for each Note will be set on the trade date.

Scenario #1:  The closing price of the stock never falls below the trigger price of $37.50 during the term of the Notes.

Since the closing price of the underlying stock did not fall below the trigger price of $37.50 on any trading day during the observation period, principal is protected and you receive at maturity a cash payment equal to the principal amount of the Notes. This investment would outperform an investment in the stock if the price appreciation of the stock (plus dividends, if any) is less than 10%.

If the closing price of the underlying stock on the final valuation date is $50.00 (no change in the price of the stock):

Payment at Maturity:	$50.00
Coupons:	5.00	($1.25 × 4 = $5.00)
Total	$55.00
Total Return on the Notes:	10%

In this example, the total return on the Notes is 10% while the total return on the stock is 1% (including dividends).

If the closing price of the underlying stock on the final valuation date is $65.00 (an increase of 30%):

Payment at Maturity:	$50.00
Coupons:	5.00	($1.25 × 4 = $5.00)
Total	$55.00
Total Return on the Notes:	10%

In this example, the total return on the Notes is 10% while the total return on the stock is 31% (including dividends).

Scenario #2: The closing price of the stock falls below the trigger price of $37.50 during the term of the Notes.

Since the closing price of the underlying stock fell below the trigger price of $37.50 on one or more trading days during the observation period, you will receive at maturity one share of the underlying stock for every Note you hold. The value received at maturity and the total return on the Note at that time depends on the closing price of the underlying stock on the maturity date.

If the closing price of the underlying stock on the final valuation date is $35.00 (a decline of 30%):

Payment at Maturity (consisting of stock):	$35.00
Coupons (cash):	5.00	($1.25 × 4 = $5.00)
Total	$40.00
Total Return on the Notes:	-20%

In this example, the total return on the Notes is a loss of 20%, while the total return on the stock is a loss of 29% (including dividends).

If the closing price on the final valuation date is $42.00 (a decline of 16%):

Payment at Maturity (consisting of stock):	$42.00
Coupons (cash):	5.00	($1.25 × 4 = $5.00)
Total	$47.00
Total Return on the Notes:	-6%

In this example, the total return on the Note is a loss of 6%, while the total return on the stock is a loss of 15% (including dividends).

If the closing price on the final valuation date is $55.00 (an increase of 10%):

Payment at Maturity (consisting of stock):	$55.00
Coupons (cash):	5.00	($1.25 × 4 = $5.00)
Total	$60.00
Total Return on the Notes:	20%

In this example, the total return on the Notes is 20%, while the total return on the stock is 11% (including dividends).

Risk Factors

Hypothetical Payment Amounts on Your Notes

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Notes at maturity and the cash or stock payment that could be delivered for each of your Notes on the stated maturity date, based on a range of hypothetical initial prices and closing prices of the underlying stock and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical closing prices of the underlying stock on the final valuation date or dates or on any trading day during the observation period could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on closing prices for the underlying stock that may not be achieved on the applicable final valuation date or dates or on any trading day during the observation period and on assumptions regarding terms of the Notes that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Notes on the stated maturity date may bear little or no relationship to the actual market value of your Notes on that date or at any other time, including any time over the term of the Notes that you might wish to sell your Notes. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Notes, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Notes might be, it may bear little relation to—and may be much less than—the financial return that you might achieve were you to invest directly in the applicable underlying stock. The following factors, among others, may cause the financial return on your Notes to differ from the financial return you would receive by investing directly in the applicable underlying stock:

➢
the return on such a direct investment would depend solely upon the relative appreciation or depreciation of the applicable underlying stock during the term of the Notes, and not on whether the closing price of the underlying stock has fallen below the trigger price on any trading day during the observation period;

➢	the return could include substantial dividend payments, which you will not receive as an investor in the Notes; and

➢	an investment directly in the applicable underlying stock is likely to have tax consequences that are different from an investment in the Notes.

We describe various risk factors that may affect the market value of the Notes, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-10 of this product supplement.

We cannot predict the closing prices of the underlying stock or, therefore, whether the closing price of the underlying stock will fall below the trigger price on day trading during the observation period. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment that will be delivered in respect of your Notes on the stated maturity date, nor should it be viewed as an indication of the financial return on your Notes or of how that return might compare to the financial return if you were to invest directly in the applicable underlying stock.

Risk Factors

Risk Factors

The return on the Notes is linked to the performance of the applicable underlying stock. Investing in the Notes is not equivalent to investing directly in the applicable underlying stock. This section describes the most significant risks relating to the Notes. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Notes.

The Notes do not guarantee any return of principal at maturity; you may receive shares of the underlying stock worth less than 100% of your principal if the closing price of the applicable underlying stock falls below the specified trigger price on any trading day during the observation period.

The Notes combine features of equity and debt. The terms of the Notes differ from ordinary debt securities in that we will not pay you 100% of your principal amount at maturity in cash if the closing price of the applicable underlying stock falls below the trigger price on any trading day during the observation period. In that event, we will deliver to you at maturity the share delivery amount for each Note you own. The shares of underlying stock you receive may have a market value of less than 100% of the principal amount of your Notes and you will be exposed to the full downside risk of the applicable underlying stock. Accordingly, if the price of the applicable underlying stock falls below the trigger price on any trading day during the observation period and the market price on the maturity date is below the initial price of the underlying stock, you will receive shares of the underlying stock worth less than the principal amount of your Notes or that may be worthless. Your principal will be protected only if the closing price of the applicable underlying stock never falls below the trigger price on any trading day during the observation period and you hold your Notes to maturity.
See “General Terms—Payment at Maturity” on page PS-18.

The amount you receive on the Notes at maturity will only exceed their stated principal amount in limited circumstances.

Even though you will be subject to the risk of a decline in the price of the underlying stock, you will generally not participate in any appreciation in the price of the underlying stock. Your return on the Notes will be limited to the coupon payable on the Notes except for the situation in which (1) the closing price of the underlying stock is less than the trigger price on at least one day during the observation period (and, therefore, you receive shares instead of cash at maturity) and (2) the closing price of the underlying stock at maturity is greater than the initial price. If the closing price of the underlying stock is not less than or equal to the trigger price on any day during the observation period and the closing price of the underlying stock at maturity is significantly greater than the initial price, your return on the Notes may be less than your return on a direct investment in the underlying stock or on a similar security that is directly linked to the underlying stock and allows you to participate fully in the appreciation of the price of the underlying stock.

The respective issuer of the underlying stock — and thus the underlying stock — is subject to various market risks.

The respective issuer of the underlying stock (the “underlying stock issuer”) is subject to various market risks. Consequently, the underlying stock may fluctuate depending on the respective markets in which the respective underlying stock issuer operates. Market forces outside of our control could cause the underlying stock to fall below the trigger price during the observation period. The price of each underlying stock can rise or fall sharply due to factors specific to the underlying stock and issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. The applicable pricing supplement will provide a brief description of the underlying stock issuer and the stock to which the Notes we offer are linked.

Risk Factors

The market value of your Notes may be influenced by unpredictable factors.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Notes in the secondary market, if any. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the closing price of the applicable underlying stock on any day, and whether the closing price of the applicable underlying stock has previously fallen below the trigger price on any day during the observation period, will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

➢	the frequency and magnitude of changes in the closing price of the applicable underlying stock (volatility);

➢
the dividend rate paid on the underlying stock (while not paid to holders of the Notes, dividend payments on the applicable underlying stock may influence the closing price of the applicable underlying stock and the market value of options on the applicable underlying stock and therefore affect the market value of the Notes);

➢	supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

➢	economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the closing price of the applicable underlying stock and stock markets generally;

➢	if the underlying stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the foreign stock is traded;

➢	interest and yield rates in the market;

➢	the time remaining to the maturity of the Notes; and

➢	the creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor.

The return on your Notes may not reflect the return you would realize if you actually owned the applicable underlying stock.

The applicable underlying stock may appreciate substantially during the observation period and you will not participate in such appreciation unless the closing price of the applicable underlying stock falls below the trigger price at least once during the observation period (and, therefore, you receive shares instead of cash at maturity). In addition, in that case, you will only participate in any stock appreciation if and to the extent that the market price of the underlying stock on the maturity date is greater than the initial price.

In addition, changes in the market value of the underlying stock may not result in a comparable change in the market value of the Notes. If the closing price of the underlying stock on any trading day increases above the initial price, the value of the Notes may not increase comparably, if at all. It is also possible for the value of the underlying stock to increase moderately while the value of the Notes declines.

When the closing price of the underlying stock on any trading day is close to the trigger price for the first time, the market value of the Notes will likely decline at a greater rate than the market value of the underlying stock. If the underlying stock trades at closing prices that are close to or lower than the trigger price, we expect the market value of the Notes to decline to reflect, among other factors, our right to potentially deliver to you at maturity the share delivery amount which may be worth less than 100% of the principal amount of your Notes.

Risk Factors

You will not receive dividend payments on, or have shareholder rights in, the applicable underlying stock.

You will not receive any dividend payments or other distributions on the applicable underlying stock. As an owner of the Notes, you will not have voting rights or any other rights that holders of the applicable underlying stock may have. Similarly, if the Notes are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the foreign stock.

One of our affiliates may serve as the depositary for the ADSs representing the underlying stock.

One of our affiliates may serve as depositary for some foreign companies that issue ADSs. If the underlying stock is an ADS and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, in its capacity as depositary for the ADSs, may be adverse to your interests as a holder of the Notes.

For Notes linked to the performance of an ADS, fluctuations in exchange rates will affect your investment.

There are significant risks related to an investment in a Note that is linked to an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the foreign stock. In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the foreign stock on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the Notes.

We have no control over exchange rates.

Foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a Note that is linked to an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the Notes in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks.

For Notes linked to the performance of an ADS, an investment in the Notes is subject to risks associated with non-U.S. securities markets.

An investment in the Notes linked to the value of ADSs representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of market volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial

Risk Factors

reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

In some circumstances, the payment you receive on the Notes may be based on the common stock of another company and not the applicable underlying stock.

Following certain corporate events relating to the issuer of the underlying stock where the issuer is not the surviving entity, the amount of cash or stock you receive at maturity may be based on the common stock of a successor to the underlying stock issuer or any cash or any other assets distributed to holders of the underlying stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting distribution property (as described below) in the section of this product supplement called “General Terms of Notes—Antidilution Adjustments.”

You have limited antidilution protection.

Although the calculation agent will adjust the amount payable at maturity by adjusting the number of shares of the underlying stock that may be delivered (in the event that the closing price of the underlying security falls below the trigger price) for certain corporate events affecting the underlying stock or the underlying issuer, such as stock splits and stock dividends, and certain other actions involving the applicable underlying stock, the calculation agent is not required to make an adjustment for every corporate event that can affect the applicable underlying stock. If an event occurs that does not require the calculation agent to adjust the number of shares of underlying stock that may be delivered at maturity, the market value of your Notes and the payment at maturity may be materially and adversely affected. You should refer to “General Terms of the Notes—Antidilution Adjustments” on page PS-21 and “General Terms of the Notes—Role of Calculation Agent” on page PS-29 for a description of the items that the calculation agent is responsible to determine.

Historical performance of the underlying stock should not be taken as an indication of the future performance of the underlying stock during the term of the Notes.

The historical performance of the underlying stock should not be taken as an indication of the future performance of the underlying stock. As a result, it is impossible to predict whether the closing price of the underlying stock will rise or fall. The closing price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors, as discussed above.

There may not be an active trading market in the Notes—sales in the secondary market may result in significant losses.

You should be willing to hold your Notes until maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may cease any such market-making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and, as a result, you may suffer substantial losses. In addition, you will not receive principal protection.

Risk Factors

Trading and other transactions by UBS or its affiliates in the applicable underlying stock, or futures or options or other derivative products on the applicable underlying stock, may impair the market value of the Notes.

As described below under “Use of Proceeds and Hedging” on page PS-30, generally we or one or more affiliates may hedge our obligations under the Notes by purchasing the applicable underlying stock, futures or options on the applicable underlying stock or other derivative instruments with returns linked or related to changes in the performance of the applicable underlying stock, and we may adjust these hedges by, among other things, purchasing or selling the applicable underlying stock, futures or options or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the closing price of the applicable underlying stock and, therefore, the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the applicable underlying stock and other investments relating to the applicable underlying stock on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the closing price of the applicable underlying stock and, therefore, the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the applicable underlying stock. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

UBS Securities LLC and other affiliates of UBS also currently intend to make a secondary market in the Notes. As market makers, trading of the Notes may cause UBS Securities LLC or other affiliates of UBS to be long or short the Notes in their inventory. The supply and demand for the Notes, including inventory positions of market makers, may affect the secondary market price for the Notes.

We and our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the Notes, and may do so in the future. Any such research, opinions or recommendations could affect the closing price of the underlying stock to which the Notes are linked or the market value of the Notes.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying stock to which the Notes are linked.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the applicable underlying stock that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers, and in accounts under their management. These trading activities, if they influence the closing price of the applicable underlying stock, could be adverse to such holders’ interests as beneficial owners of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the applicable underlying stock issuer, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of

Risk Factors
the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing price of the applicable underlying stock and, therefore, the market value of the Notes.

UBS and its affiliates have no affiliation with any of the issuers of applicable underlying stock and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the respective issuer of the underlying stock in any way and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding the underlying stock. If any underlying stock issuer discontinues or suspends public disclosure regarding the underlying stock, it may become difficult to determine the market value of the Notes and the payment at maturity. The calculation agent may designate successor underlying stock in its sole discretion. If the calculation agent determines in its sole discretion that no successor underlying stock comparable to the applicable underlying stock exists, the payment you receive at maturity will be determined by the calculation agent in its sole discretion. See “General Terms of the Notes—Market Disruption Event” on page PS-20 and “General Terms of the Notes—Role of Calculation Agent” on page PS-29. The respective underlying stock issuer is not involved in the offer of the Notes in any way and has no obligation to consider your interest as an owner of the Notes in taking any actions that might affect the market value of your Notes.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying stock issuer and the applicable underlying stock from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the respective underlying stock issuer or the applicable underlying stock. You, as an investor in the Notes, should make your own investigation into the respective underlying stock issuer and the applicable underlying stock for your Notes.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing price on any trading day has fallen below the applicable trigger price and, accordingly, the payment at maturity on your Notes. For a fuller description of the calculation agent’s role, see “General Terms of the Notes—Role of Calculation Agent” on page PS-29. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the applicable underlying stock has occurred or is continuing on a day when the calculation agent will determine the closing price of the applicable underlying stock. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent can postpone the maturity date if a market disruption event occurs on the final valuation date or dates.

If the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date, the final valuation date or dates will be postponed until the first business day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will instead use the closing price of the applicable underlying stock on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date or dates be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the final valuation date or dates is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the final valuation date. If the closing price of the applicable underlying stock is not available on the last possible final valuation date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate in its sole discretion of the closing

Risk Factors
price of the applicable underlying stock that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Notes-Market Disruption Event” on page PS-20.

The inclusion of commissions and compensation in the original issue price of the Notes is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

The U.S. tax consequences of an investment in the Notes are unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Notes, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the Notes are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for the Notes, the timing and character of income on the Notes might differ materially from the description herein. You should consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes (including alternative treatments) as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Please read carefully the section of this product supplement called “Supplemental U.S. Tax Considerations.”

Valuation of the Notes

Each offering of the Notes is linked to the performance of a different underlying stock and is subject to the particular terms set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend on the performance of the underlying stock to which such offering is linked and will not depend on the performance of any other offering of the Notes.

At maturity. Your cash payment or receipt of stock at maturity is based on the closing price of the underlying stock during the term of the Notes and on whether the closing price of the underlying stock has fallen below the specified trigger price on any trading day during the observation period, as described under “General Terms of the Notes—Payment at Maturity.”

Prior to maturity. Regardless of how the applicable underlying stock performs, we will pay you interest during the term of the Notes, quarterly in arrears, at the rate per annum set forth in the applicable pricing supplement.

You should understand that the market value of your Notes prior to maturity will be affected by several factors, many of which are beyond our control and interrelated in complex ways. Generally, we expect that the closing price of the applicable underlying stock on any day, and whether the closing price of the applicable underlying stock had previously fallen below the trigger price any day during the observation period, will affect the market value of your Notes more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, the expected volatility of the applicable underlying stock price, supply and demand for your Notes, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page PS-10 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

General Terms of the Notes

The following is a summary of the general terms of the Notes. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through the Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Notes:

Coupon

Unless otherwise specified in the applicable pricing supplement, interest will be paid in arrears in equal quarterly installments during the term of the Notes on an unadjusted basis. The applicable pricing supplement will set forth the dates on which coupons will be paid on the Notes.

Denominations

For each offering of the Notes in which you invest, your minimum investment is one Note at the principal amount. The applicable pricing supplement will specify the principal amount for your Notes, which will be fixed at the initial price of the applicable underlying stock.

Payment at Maturity

At maturity, for the applicable offering of the Notes in which you invest, we will either pay you an amount in cash equal to the principal amount of your Notes or deliver to you the share delivery amount for each Note you own. The “share delivery amount” shall mean one share of the underlying stock, subject to adjustment in the case of certain corporate events as described in “—Antidilution Adjustments.” The principal amount of each Note will be set forth in the applicable pricing supplement. Whether you receive cash or the share delivery amount at maturity will depend upon whether the closing price of the applicable underlying stock ever falls below a specified trigger price during the observation period. The closing price of the underlying stock will be observed each trading day during the observation period.

At maturity, for the applicable Notes in which you invest and that you own at maturity, you will receive:

➢
Cash—If the closing price of the applicable underlying stock has never fallen below the trigger price on any trading day during the observation period, we will pay you an amount in cash equal to the principal amount of your Notes. You will not participate in any appreciation of the underlying stock.

Or

➢
Shares of underlying stock— If the closing price of the applicable underlying stock has fallen below the trigger price on any trading day during the observation period, we will deliver to you the share delivery amount for each Note you own. If the market price of the underlying stock on the maturity date is less than the price of the underlying stock on the trade date (the “initial price”), the shares you receive will be worth less than the principal amount of your Notes. If the market price of the underlying stock on the maturity date is greater than the initial price, the shares you receive will be worth more than the principal amount of your Notes.

General Terms of the Notes

Coupon payments will be made regardless of performance of the underlying stock.

The applicable pricing supplement will specify the underlying stock, the trade date and the final valuation date, as well as the respective terms of each offering of the Notes, including the coupon rate, the initial price and the trigger price.

We may issue separate offerings of the Notes that are identical in all respects, except that such offering is linked to the performance of a different underlying stock and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offering of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend upon the performance of the underlying stock to which such offering is linked and will not depend on the performance of any other offering of the Notes.

If you receive shares of the underlying stock at maturity, they may be worth less than your principal or may be worthless (i.e., a total loss of principal). The Notes are not sponsored, endorsed, sold or promoted by the issuer of the underlying stock, and investing in the Notes is not equivalent to investing directly in the underlying stock.

Maturity Date

The maturity date for your Notes will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before the specified maturity date does not qualify as the final valuation date or dates as determined in accordance with “—Final Valuation Date” below, then the maturity date will be the fifth business day following such final valuation date or dates. The calculation agent may postpone the final valuation date or dates—therefore the maturity date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “—Market Disruption Event” below.

The postponement of the maturity date for one offering of the Notes will not affect the maturity date for any other offering of the Notes.

Regular Record Dates for Interest

Unless otherwise specified in the applicable pricing supplement, the regular record date relating to an interest payment date for the Notes will be the business day prior to the interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day.

Final Valuation Date

The final date or dates for your Notes will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date or dates for the Notes be postponed by more than ten business days.

The postponement of the final valuation date for one offering of the Notes will not affect the final valuation date for any other offering of the Notes.

General Terms of the Notes

Closing Price

The “closing price” for one share of the underlying stock (or one unit of any other security, such as an ADS, for example, for which a closing price must be determined) on any trading day means:

•
if the underlying stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of the NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying stock (or any such other security) is listed or admitted to trading, or

•
if the underlying stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day, or

•
otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Market Disruption Event

The calculation agent will determine whether the closing price of the applicable underlying stock has fallen below the trigger price during the observation period for each offering of the Notes. As described above, the final valuation date for any offering of the Notes may be postponed, and thus the determination of whether the closing price for the underlying stock has fallen below the trigger price may be postponed, if the calculation agent determines that, during the observation period or on the final valuation date for an offering of the Notes, a market disruption event has occurred or is continuing for any offering of the Notes. If such a postponement occurs, the calculation agent will use the closing price of the applicable underlying stock on the first trading day on which the closing price is observable and no market disruption event occurs or is continuing with respect to that offering. In no event, however, will the determination of the closing price for the underlying stock of any offering of the Notes be postponed by more than ten business days.

If the determination of the closing price for the underlying stock of an offering of the Notes is postponed to the last possible day, but a market disruption event occurs or is continuing on that day with respect to that offering of the Notes, that day will nevertheless be the date on which the closing price for the underlying stock of that offering of the Notes will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the closing price for the underlying stock of that offering of the Notes that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event with regard to a particular offering of the Notes:

➢
a suspension, absence or material limitation of trading in the applicable underlying stock in their primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

➢
a suspension, absence or material limitation of trading in option or futures contracts relating to the applicable underlying stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

➢	the applicable underlying stock does not trade on what was, on the trade date, the primary market for the applicable underlying stock, as determined by the calculation agent in its sole discretion; or

General Terms of the Notes

➢
in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates (1) to unwind all or a material portion of a hedge with respect to that offering of the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) to effect trading in the underlying stock generally.

The following events will not be market disruption events:

➢
a limitation on the hours or numbers of days of trading in the applicable underlying stock in their primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢	a decision to permanently discontinue trading in the option or futures contracts relating to the applicable underlying stock.

For this purpose, for any offering of the Notes, an “absence of trading” in the primary securities market on which option or futures contracts related to the applicable underlying stock, if available, are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, for any offering of the Notes, a suspension or limitation of trading in option or futures contracts related to the applicable underlying stock, if available, in the primary market for those contracts, by reason of any of:

➢	a price change exceeding limits set by that market,

➢	an imbalance of orders relating to those contracts, or

➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, related to the applicable underlying stock in the primary market for those contracts.

A market disruption event for one offering of the Notes will not necessarily be a market disruption event for any other offering of the Notes.

Antidilution Adjustments

For any offering of the Notes, the share delivery amount and the trigger price are subject to adjustments by the calculation agent as a result of the dilution and reorganization adjustments described in this section. The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution above under “Risk Factors— You have limited antidilution protection” on page PS-13.

How Adjustments will be made

If one of the events described below occurs with respect to your offering of the Notes and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the applicable underlying stock, the calculation agent will calculate such corresponding adjustment to the share delivery amount and the trigger price as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the share delivery amount will be doubled and the trigger price will be halved. The calculation agent will also determine the effective date of that adjustment, and the replacement of the underlying stock, if applicable, in the event of a consolidation or merger of the respective issue of the underlying stock. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the adjustment to the share delivery amount and the trigger price.

If more than one event requiring an antidilution adjustment occur, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust

General Terms of the Notes
the share delivery amount and the trigger price for the first event, then adjust this adjusted share delivery amount and this adjusted trigger price for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustment occurs, the calculation agent may make additional adjustments not described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position relative to the Notes that results solely from that event. The calculation agent may, in its sole discretion, modify any antidilution adjustments as necessary to ensure an equitable result.

For purposes of these adjustments, except as noted below, if an ADS is serving as the underlying stock, all adjustments for such underlying stock will be made as if the foreign stock is serving as the underlying stock. If your notes are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your notes, the dividend paid by the issuer of the foreign stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If an ADS is serving as the underlying stock, no adjustment to the trigger price or share delivery amount, including those described below, will be made if (1) holders of ADSs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) to the extent that the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of shares of foreign stock represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of foreign stock represented by each ADS is changed for any other reason, appropriate adjustments to the antidilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Notes, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event with respect to those Notes, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about any adjustments it makes upon your written request.

The following events are those that may require an antidilution adjustment:

➢
a subdivision, consolidation or reclassification of the applicable underlying stock or a free distribution or dividend of shares of the applicable underlying stock to existing holders of the applicable underlying stock by way of bonus, capitalization or similar issue;

➢	a distribution or dividend to existing holders of the applicable underlying stock of:

additional shares of the underlying stock,

other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the issuer of the applicable underlying stock equally or proportionately with such payments to holders of the applicable underlying stock, or any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing closing price as determined by the calculation agent;

➢	the declaration by the applicable underlying stock issuer of an extraordinary or special dividend or other distribution whether in cash or additional shares of the underlying stock or other assets;

➢	a repurchase by the applicable underlying stock issuer of its common stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

General Terms of the Notes

➢	a consolidation of the applicable underlying stock issuer with another company or merger of the applicable underlying stock issuer with another company; and

➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of the applicable underlying stock.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the applicable underlying stock is subject to a stock split or a reverse stock split, then the share delivery amount will be adjusted by multiplying the prior share delivery amount by, and the trigger price will be adjusted by dividing the prior trigger price by, the number of shares that a holder of one share of the underlying stock before the effective date of that stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the applicable underlying stock is subject to a stock dividend payable in shares of the applicable underlying stock, then the share delivery amount will be adjusted by multiplying the prior share delivery amount by, and the trigger price will be adjusted by dividing the prior trigger price by, the sum of one and the number of additional shares issued in the stock dividend with respect to one share of the underlying stock.

Other Dividends and Distributions

Neither the share delivery amount nor the trigger price for a particular offering of the Notes will be adjusted to reflect dividends or other distributions paid with respect to the applicable underlying stock, other than:

➢	stock dividends described above;

➢	issuances of transferable rights and warrants with respect to the applicable underlying stock as described in “—Transferable Rights and Warrants” below;

➢	distributions that are spin-off events described in “—Reorganization Events’’ beginning on page PS-24; and

➢	extraordinary dividends described below.

For any offering of the Notes, a dividend or other distribution with respect to the applicable underlying stock will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the applicable underlying stock by an amount equal to at least 10% of the closing price of the applicable underlying stock on the business day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first day on which the applicable underlying stock trades without the right to receive that dividend or distribution.

If an extraordinary dividend occurs with respect to the applicable underlying stock, then the share delivery amount will be adjusted by multiplying the prior share delivery amount by, and the trigger price will be adjusted by dividing the prior trigger price by, the ratio of the closing price of the applicable underlying stock on the business day before the ex-dividend date to the amount by which that closing price exceeds the extraordinary dividend amount.

General Terms of the Notes

The extraordinary dividend amount with respect to an extraordinary dividend for the applicable underlying stock equals:

➢
for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per underlying stock minus the amount per underlying stock of the immediately preceding dividend, if any, that was not an extraordinary dividend for the applicable underlying stock; or

➢	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent in its sole discretion. A distribution on the applicable underlying stock that is a dividend payable in applicable underlying stock that is also an extraordinary dividend, or an issuance of rights or warrants with respect to the applicable underlying stock that is also an extraordinary dividend, will result in an adjustment to the number of applicable underlying stock only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the respective issuer of the underlying stock issues transferable rights or warrants to all holders of the applicable underlying stock to subscribe for or purchase such underlying stock at an exercise price per share that is less than the closing price of such underlying stock on the business day before the ex-dividend date for issuance, then the share delivery amount will be adjusted by multiplying the prior share delivery amount by, and the trigger price will be adjusted by dividing the prior trigger price by, the ratio of:

➢
the number of shares of the applicable underlying stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the underlying stock offered for subscription or purchase under those transferable rights or warrants, to

➢
the number of shares of the applicable underlying stock outstanding at the close of business on the day before that ex-dividend date plus the product of (1) the total number of additional shares of underlying stock offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the closing price on the business day before that ex-dividend date.

Reorganization Events

For any offering of the Notes, each of the following is a “reorganization event”:

➢	the applicable underlying stock is reclassified or changed;

➢
the respective issue of the underlying stock has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding applicable underlying stock is exchanged for or converted into other property;

➢	a statutory share exchange involving outstanding applicable underlying stock and the securities of another entity occurs, other than as part of an event described above;

➢	the respective issuer of the underlying stock sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

➢
the respective issuer of the underlying stock effects a spin-off, that is, issues to all holders of the applicable underlying stock equity securities of another issuer, other than as part of an event described above; or

General Terms of the Notes

➢
the respective issuer of the underlying stock is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of the applicable underlying stock.

If a reorganization event occurs with respect to an offering of the Notes, then the payment at maturity will depend on whether the closing price of the underlying stock exceeds the trigger price on any day during the observation period and the amount and type of property or properties—whether cash, securities, other property or a combination—that a prior holder of the number of shares of the applicable underlying stock represented by its investment in that offering of the Notes would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property.” No interest will accrue on any distribution property.

If the closing price of the underlying stock is below the trigger price on one or more days during the observation period up to and including the day preceding the reorganization event (the “relevant date”), you will receive at maturity, in respect of each Note, distribution property (or, at our election, cash) with a value equal to the product of the share delivery amount, as it may be adjusted, and the transaction value. The “transaction value” is equal to the sum of (1) for any cash received as distribution property in any such distribution event, the amount of cash received per share of underlying stock; (2) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent, as of the date of receipt, of such distribution property received per share of underlying stock; and (3) for any security received in any such reorganization (including in the case of the issuance of tracking stock, the reclassified underlying stock and, in the case of a spin-off, the underlying stocks with respect to which the spun-off security was issued), an amount equal to the closing price, as of the final valuation date, per share of such security multiplied by the quantity of such security received for each share of underlying stock.

If the closing price of the underlying stock exceeds the trigger price on all days during the observation period up to and including the relevant date, then the payment at maturity will depend on the type of distribution property received by holders of the underlying stock in accordance with the following:

(1) If the distribution property consists solely of securities (including, without limitation, securities of the issuer of the underlying stock or securities of foreign issuers represented by American depositary receipts) traded on the NYSE, the AMEX, NASDAQ Stock Market (“exchange traded securities”), then the payment at maturity for each Note will depend on whether the closing price of the exchange traded securities is below the trigger price on one or more day during the observation period from but excluding the relevant date to and including the final valuation date (the “reorganization observation period”):

(a) If the closing price of the exchange traded securities exceeds the trigger price on all days during the reorganization observation period, then we will pay you at maturity, for each Note, an amount in cash equal to your principal amount.

(b) If the closing price of the exchange traded securities is below the trigger price on any day during the reorganization observation period, then we will deliver to you at maturity, for each Note, distribution property (or, at our election, cash) with a value equal to the product of the share delivery amount immediately prior to such reorganization event and the transaction value.

The calculation agent will adjust the trigger price to reflect the exchange traded securities delivered in such reorganization event and the market value and volatility levels of such exchange traded securities and any prior adjustments to the trigger price as of the effective date of the reorganization event.

(2) If the distribution property consists solely of cash, property other than exchange traded securities or a combination thereof, the calculation agent shall be deemed to have liquidated all non-cash distribution property upon terms that it deems commercially reasonable, and the value of the distribution property shall, after such liquidation, equal the aggregate cash amount, including the amount resulting from that liquidation. We refer to this

General Terms of the Notes
aggregate cash amount as the “per share liquidation value.” Following a reorganization event of this sort, we will pay you at maturity, for each Note, cash in an aggregate amount equal to the product of the share delivery amount immediately prior to such reorganization event and the per share liquidation value.

(3) If the distribution property consists of any other combination of exchange traded securities, cash or property other than exchange traded securities, the calculation agent shall be deemed to have liquidated all property other than exchange traded securities upon terms that it deems commercially reasonable. Following a reorganization event of this sort,

(a) we will pay you at maturity, for each Note, cash in an aggregate amount calculated in accordance with clause (2) above, and

(b) we will deliver to you at maturity, for each Note, the exchange traded securities received as distribution property.

In the event distribution property consists of common equity securities, those securities will, in turn, be subject to the antidilution adjustments of the type set forth in this product supplement.

In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving distribution property, distribution property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such distribution property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to distribution property in which an offeree may elect to receive cash or other property, distribution property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

The calculation agent shall be solely responsible for determination and calculation of the distribution property if a reorganization event occurs and the cash amount due upon exchange of the notes, including the determination of the cash value of any distribution property and the per share liquidation value, if necessary. The calculation agent’s determinations and calculations shall be conclusive absent manifest error.

If a reorganization event occurs, the distribution property distributed in, or as a result of, the event will be substituted for the applicable underlying stock as described above. Consequently, in this product supplement, references to the applicable underlying stock mean any distribution property that is distributed in a reorganization event and comprises the share delivery amount for the particular offering of the Notes. Similarly, references to the respective issuer of the underlying stock mean any surviving or successor entity in a reorganization event affecting that issuer.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as the underlying stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by the NASD, or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, then, on and after the date the ADS is no longer so listed or adjusted to trading on the date of such termination, as applicable (the “change date”), the foreign stock will be deemed to be the underlying stock. The share delivery amount will be adjusted by multiplying the prior share delivery amount by, and the trigger price will be adjusted by dividing the prior trigger price by, the number of shares of the foreign stock represented by a single ADS. On and after the change date, solely for the purposes of determining whether the closing price of the foreign stock is equal to or below the trigger price, the initial price will be converted into the applicable foreign currency using the applicable exchange rate as described below. The closing price of the foreign stock on the final valuation date shall be expressed in U.S. dollars, converted using the applicable exchange rate as described below.

In any such case, unless otherwise specified in the relevant pricing supplement, to the extent that the share delivery amount is otherwise due at maturity, we will deliver the cash value thereof (payable in U.S. dollars) in lieu of the share delivery amount. The calculation agent will determine the applicable exchange rate, which will be equal to

General Terms of the Notes

(1) the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 11:00 a.m., New York City time, on the second business day preceding the final valuation date, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent shall determine the exchange rate in its sole discretion.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Notes in the circumstances described under “Description of Debt Securities We May Offer—Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Notes is accelerated, we will pay the default amount in respect of the principal of your Notes at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer—Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer—Modification and Waiver of Covenants.”

Default Amount

The default amount for your Notes on any day will be an amount, in U.S. Dollars for the principal of your Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Notes. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Notes, which we describe below, the holders of your Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to

General Terms of the Notes
the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency; or

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Delisting or Suspension of Trading of the Underlying Stock

If the applicable underlying stock is delisted or trading of the applicable underlying stock is suspended, and a major U.S. exchange or market lists or approves for trading a successor or substitute securities that the calculation agent determines in its sole discretion to be comparable to the applicable underlying stock (“successor securities”), then at maturity you may receive successor securities equal to the value of the applicable underlying stock, if any, you would have otherwise received, as determined by the calculation agent in its sole discretion.

If the successor securities that the calculation agent determines to be comparable to the applicable underlying stock are not listed or approved for trading on a major U.S. exchange or market, at maturity you may receive a number of successor or substitute securities selected by the calculation agent in its sole discretion equal to the value of the applicable underlying stock, if any, that you would have otherwise received, as determined by the calculation agent in its sole discretion.

If the applicable underlying stock is delisted or trading of the applicable underlying stock is suspended, and the calculation agent determines in its sole discretion that no successor securities or other successor or substitute securities comparable to the applicable underlying stock exists, at maturity you will receive cash in an amount equal to the market value of the applicable underlying stock as per the final valuation date, if any, that you would have otherwise received, as determined by the calculation agent in its sole discretion.

General Terms of the Notes

Manner of Payment and Delivery

Any payment on or delivery of your Notes at maturity will be made to accounts designated by you or the holder of your Notes and approved by us, or at the office of the trustee in New York City, but only when your Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary. We may make any delivery of shares of the applicable underlying stock in the form of physical certificates ourselves or cause our agent to do so on our behalf.

Business Day

When we refer to a business day with respect to your Notes, we mean a day that is a business day of the kind described in “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

When we refer to a modified business day with respect to you Notes, we mean any day that is a modified business day of the kind described in “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the accompanying prospectus. As described in the prospectus, any payment on your Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “—Maturity Date” and “—Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, the closing price of the applicable underlying stock (including, without limitation, whether the closing price of the applicable underlying stock has fallen below the trigger price on any trading day during the observation period), antidilution adjustments, market disruption events, business days, the default amount and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

Unless otherwise specified in the applicable pricing supplement, the Notes will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of the underlying stock and/or listed and/or over-the-counter options, futures or exchange-traded funds on the underlying stock prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of the applicable underlying stock,

➢	acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the applicable underlying stock,

➢	acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments designed to track the performance of the underlying stock, or

➢	any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Notes on or before the final valuation date or dates for your Notes. That step may involve sales or purchases of the underlying stock, listed or over-the-counter options, futures, exchange-traded funds or other instruments on the underlying stock or listed or over-the-counter options, futures, exchange-traded funds or other instruments designed to track the performance of the underlying stock.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time and payment at maturity of your Notes. See “Risk Factors” on page PS-10 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

Supplemental U.S. Tax Considerations

This summary is a general discussion of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion applies to you if (1) you are an initial holder of Notes purchasing the Notes at the “issue price,” which is the first price at which a substantial amount of the Notes is sold to the public, and (2) you hold the Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”).

This summary is based on the Code, existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, in each case as currently in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all aspects of the U.S. federal income taxation of the Notes that may be relevant to you in light of your particular circumstances or if you are a holder of a Note who is subject to special treatment under the U.S. federal income tax laws, such as:

•	one of certain financial institutions;

•	an insurance company;

•	a tax-exempt entity;

•	a dealer in securities;

•	a regulated investment company;

•	a real estate investment trust;

•
a person holding the Notes as part of a hedging transaction, “straddle,” synthetic security, conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to the Notes;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

In addition, we will not determine whether any underlying stock is treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If the applicable underlying stock is so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of the Notes or any shares of the underlying stock received. You should consult your tax advisor regarding the possible consequences to you if an underlying stock is or becomes a PFIC or a USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the Notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or non-U.S. tax laws are not discussed. You are urged to consult your tax advisor concerning the U.S. federal income tax consequences (including alternative treatments) of owning and disposing of the Notes, as well as any consequences under the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Treatment of the Notes

Unless otherwise specified in the relevant pricing supplement, we, and by purchasing the Notes, you will agree (in the absence of an administrative determination or judicial ruling to the contrary) to treat a Note for all U.S. federal income tax purposes as a unit consisting of (1) an option written by you to us (the “option”) to enter into a forward

Supplemental U.S. Tax Considerations
contract to acquire the applicable underlying stock (the “forward contract”) that is secured by (2) a debt instrument with a principal amount equal to the principal amount of your Notes (the “debt instrument”). The option will be deemed to have been exercised if the closing price of the applicable underlying stock falls below the trigger price on any trading day during the observation period. Under this treatment, the coupon payments on the Notes will be treated in part as payments of interest on the debt instrument and in part as payments on the option (the “option premium”). Unless otherwise specified in the relevant pricing supplement, the terms of your Notes will require you and us (i) to treat the debt instrument as providing for interest payments and the option as providing for option premium, and (ii) to treat 100% of your purchase price for the Notes as allocated to the debt instrument.

The treatment described above is not binding on the IRS or a court and is only one of several possible reasonable treatments (as discussed below) of the Notes for U.S. federal income tax purposes. No statutory, judicial or administrative authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes, and we do not plan to request a ruling from the IRS. Accordingly, significant aspects of the U.S. federal income tax consequences of an investment in the Notes are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the relevant pricing supplement. You should consult the relevant pricing supplement for any additional discussion of U.S. federal income taxation with respect to the specific Notes offered thereunder.

Unless otherwise stated, the following discussion assumes that the treatment of the Notes described above is respected.

Tax Consequences to U.S. Holders

The following discussion applies to you only if you are a U.S. holder of Notes. You are a “U.S. holder” if you are, for U.S. federal income tax purposes, a beneficial owner of a Note that is:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of Not More Than One Year

The following discussion applies if the term of the Notes from the issue date to the last possible date that the Notes could be outstanding is not more than one year (including one but not both of the issue date and the last possible date that the Notes could be outstanding).

The Coupon Payments. As described above, the coupon payments on the Notes will be treated in part as interest on the debt instrument and in part as option premium. If you are a cash-method holder, you generally will recognize interest income equal to the portion of each coupon payment attributable to the debt instrument at the time such portion is received. If you are an accrual-method holder (or a cash-method holder who elects to accrue interest income on the Notes currently), you will be required to accrue this interest income on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. Any interest accruals included in income with respect to the Notes will increase your adjusted basis in the Notes and may affect the amount of gain or loss recognized by you on the sale, exchange or retirement of the Notes prior to maturity. You may be required to defer deductions for interest paid or accrued with respect to indebtedness incurred to purchase or carry your Notes until maturity or until the Notes are disposed of in a taxable transaction. Under the treatment described above, option premium will not be included in income until the sale, exchange or retirement (including at maturity) of your Notes, as discussed below.

Supplemental U.S. Tax Considerations

Treatment at Maturity. The receipt of a cash payment equal to the principal amount of your Notes upon the maturity of your Notes (plus the final Coupon Payment) will be treated (i) as payment in full of the principal amount of the debt instrument, which would not result in your recognition of gain or loss, and (ii) as the lapse of the option, which will result in your recognition at maturity of short-term capital gain in an amount equal to the aggregate option premium paid to you during the term of the Notes.

If the closing price of the applicable underlying stock falls below the trigger price on one or more trading days during the observation period, the option will be deemed to have been exercised and at maturity you will receive shares of the applicable underlying stock. The exercise of the option will not be a taxable event, and the receipt of the shares under the forward contract will not result in your recognition of gain or loss with respect to the option premium or the shares received. You will instead take an aggregate basis in the shares received equal to the principal amount of your Notes less the aggregate option premium paid to you during the term of the Notes. In addition, your holding period for the shares received would start on the day after receipt. If you receive cash in lieu of a fractional share of the underlying stock, you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash you receive and your basis (as determined above) in the fractional share.

Sale, Exchange or Retirement of the Notes Prior to Maturity. Upon a sale, exchange or retirement of your Notes prior to maturity, you will be required to apportion the amount received between the debt instrument and the option (or the forward contract, if the option is deemed to have been exercised because the closing price of the applicable underlying stock fell below the trigger price prior to such sale, exchange or retirement of the Notes) on the basis of their respective values on the date of sale, exchange or retirement. You generally will recognize gain or loss with respect to the debt instrument in an amount equal to the difference between (i) the amount received on such sale, exchange or retirement that is apportioned to the debt instrument and (ii) the principal amount of your Notes. Any gain recognized with respect to the debt instrument will be treated as ordinary income to the extent of any accrued but unpaid interest not yet taken into account. Any loss will be short-term capital loss. The amount received on such sale, exchange or retirement that is apportioned to the option or the forward contract, as applicable, if any, together with the amount of aggregate option premium previously paid to you will be short-term capital gain. If the value of the debt instrument at the time of sale, exchange or retirement exceeds the amount that you receive upon such sale, exchange or retirement, you will be treated as having paid an amount equal to such excess in exchange for the assumption of your obligations under the option or the forward contract, as applicable. In such a case, you will recognize short-term capital gain or loss in an amount equal to the difference between the aggregate option premium previously paid to you and the amount of the payment you would be deemed to make with respect to the assumption of the option or the forward contract, as applicable.

Notes with a Term of More Than One Year

The following discussion applies if the term of the Notes from the issue date to the last possible date that the Notes could be outstanding is more than one year (including one but not both of the issue date and the last possible date that the Notes could be outstanding).

The Coupon Payments. As described above, the coupon payments on the Notes will be treated in part as interest on the debt instrument and in part as option premium. You generally will recognize interest income equal to the portion of each coupon payment attributable to the debt instrument at the time such portion is accrued or received in accordance with your method of accounting for U. S. federal income tax purposes. Under the treatment described above, option premium will not be included in income until the sale, exchange or retirement (including at maturity) of your Notes, as discussed below.

Treatment at Maturity. The receipt of a cash payment equal to the principal amount of your Notes upon the maturity of your Notes (excluding the final Coupon Payment) will be treated (i) as payment in full of the principal amount of the debt instrument, which would not result in your recognition of gain or loss, and (ii) as the lapse of the option, which will result in your recognition at maturity of short-term capital gain in an amount equal to the aggregate option premium paid to you on the option during the term of the Notes.

Supplemental U.S. Tax Considerations

If the closing price of the applicable underlying stock falls below the trigger price on one or more trading days during the observation period, the option will be deemed to have been exercised and at maturity you will receive shares of the applicable underlying stock. The exercise of the option will not be a taxable event, and the receipt of the shares under the forward contract will not result in your recognition of gain or loss with respect to the option premium or the shares received. You will instead take an aggregate basis in the shares received equal to the principal amount of your Notes less the aggregate option premium paid to you on the option during the term of the Notes. In addition, your holding period for the shares received would start on the day after receipt. If you receive cash in lieu of a fractional share of the applicable underlying stock, you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash you receive and your basis (as determined above) in the fractional share.

Sale, Exchange or Retirement of the Notes Prior to Maturity. Upon a sale, exchange or retirement of your Notes prior to maturity, you would recognize taxable gain or loss equal to the difference between (i) the amount realized (not including any amount attributable to accrued but unpaid interest on the debt instrument, which would be treated as described above under “—The Coupon Payments”) on such sale, exchange or retirement and (ii) your tax basis in the Notes, which generally will equal the principal amount of your notes less the aggregate option premium previously paid to you. Such gain or loss generally would be capital gain or loss. To the extent such gain or loss is attributable to the debt instrument, you would recognize a long-term capital gain or loss if you have held the Notes for more than one year. If the option is still outstanding at such time because the closing price of the applicable underlying stock has not fallen below the trigger price on any trading day prior to such sale, exchange or retirement, with respect to the amount attributable to the option, this capital gain or loss will be treated as short-term capital gain or loss. If the option is deemed to have been exercised because the closing price of the applicable underlying stock fell below the trigger price on a trading day prior to such sale, exchange or retirement, with respect to the amount attributable to the forward contract, this capital gain or loss will be long-term capital gain or loss if you have held the Notes for more than one year from the date the option is deemed to have been exercised. You should consult your tax advisor regarding the treatment of this gain or loss.

Possible Alternative Tax Treatments of an Investment in the Notes

Due to the absence of authorities that directly address the proper treatment of the Notes, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment of the Notes described above. If the IRS were successful in asserting an alternative treatment of the Notes, the timing and character of income on your Notes could differ materially from the description herein. For example, a Note with a term of more than one year might be treated as a single debt instrument subject to the Treasury regulations applicable to contingent payment debt instruments. Under such treatment, you generally would recognize in each year, without regard to any amounts actually received, taxable interest income on the Notes equal to the “comparable yield” on the Notes. Upon the sale, exchange or retirement of the Notes (including at maturity) for an amount in excess of your adjusted tax basis in the Notes, you would recognize ordinary income equal to such excess. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS. A Note with a term of not more than one year might be treated as a single debt instrument, with the result that any gain on the sale, exchange or retirement of the Note could be treated as ordinary income. Other tax treatments also are possible. For example, the entire amount of the coupon payments might constitute ordinary income to you when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes.

Tax Consequences to Non-U.S. Holders

The following discussion applies to you only if you are a non-U.S. holder of Notes. You are a “non-U.S. holder” if you are, for U.S. federal income tax purposes, a beneficial owner of a Note that is:

•  a nonresident alien individual;

•  a foreign corporation; or

Supplemental U.S. Tax Considerations

•  a foreign estate or trust.

We do not intend to withhold on payments made on the Notes, provided that you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provide your name and address or otherwise satisfy applicable documentation requirements. It is possible that amounts may be withheld by another withholding agent, in which case you should consult your tax advisor regarding the possible refund of such amounts.

Any gain realized on the sale, exchange or retirement of a Note will be exempt from U.S. federal withholding tax, but may be subject to U.S. federal income tax if you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain conditions are met or if such gain is effectively connected with your conduct of a U.S. trade or business, as discussed below. A non-U.S. holder who is present in the United States for 183 days or more in the taxable year of disposition is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or retirement of a Note.

If you are engaged in a trade or business in the United States and if income or gain from the Notes is effectively connected with your conduct of that trade or business, you generally will be subject to regular U.S. federal income tax on that income or gain in the same manner as if you were a U.S. holder except that, in lieu of IRS Form W-8BEN, you generally will be required to provide a properly executed IRS Form W-8ECI to us or to another withholding agent. If this paragraph applies to you, you are urged to consult your own tax advisor with respect to other U.S. tax consequences of the ownership and disposition of the Notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

Payments received on the Notes and proceeds received from a sale, exchange or retirement of Notes may be subject to information reporting if you are not an “exempt recipient” (such as a corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder). If you are a non-U.S. holder and you comply with the certification procedures described in the preceding section, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “ERISA Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution

Unless otherwise specified in the applicable pricing supplement, with respect to each Note to be issued, UBS will agree to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. will agree to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of the applicable pricing supplement. Each Note will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the Notes they purchase at the original issue price specified in the applicable pricing supplement. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount from the original issue price applicable to the offered Notes up to the underwriting discount set forth in the applicable pricing supplement. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with any Notes offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

We may deliver certain Notes against payment for the Notes on or about the fourth or fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, for any offerings in which we expect Notes initially to settle in four or five business days (T+4 or T+5), to specify alternative settlement arrangements to prevent a failed settlement. We will specify any such T+4 or T+5 plan of distribution in the applicable pricing supplement.